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Exhibit 23.2

GCA Gaffney, Cline & Associates Ltd Technical and Management Advisers to the Petroleum Industry Internationally Since 1962	Bentley Hall Blacknest, Alton Hampshire GU34 4PU United Kingdom Telephone: +44 (0) 1420 525366 Facsimile: +44 (0) 1420 525367 email: gcauk@gaffney-cline.com www.gaffney-cline.com
Registered London No. 1122740

CJF/E2126.02/nxd/0432	16th March, 2010

The Directors,
 Toreador Resources Corporation,
9 rue Scribe,
75009 Paris,
France.

Dear Sirs,

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the references to our firm included in Toreador Resources Corporation's Annual Report on Form 10-K for the year ended 31st December, 2009 (the "Annual Report") and to the inclusion of our report dated 11th March, 2010, containing our opinion on the proved, probable and possible reserves attributable to certain assets owned by Toreador Resources Corporation as of 31st December, 2009 (our "Report"), as an exhibit in the Annual Report. We also consent to the incorporation by reference of our Report, and the information contained therein, in the Registration Statements filed by Toreador Resources Corporation on Form S-3 (Nos. 333-163067, 333-52522, 333-65720, 333-118376, 333-118377 and 333-129628) and Form S-8 (Nos. 333-14145, 333-39309, 333-88475, 333-53632, 333-99959, 333-125050, 333-134144 and 333-150930).

Yours Sincerely, GAFFNEY, CLINE & ASSOCIATES LTD. /s/ Brian C. Rhodes Brian C. Rhodes

UNITED KINGDOM        UNITED STATES        SINGAPORE        AUSTRALIA        ARGENTINA        UAE         RUSSIA        KAZAKHSTAN

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  Exhibit 23.2